UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

Nabors Industries Ltd.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32657

Bermuda	98-0363970
(State of Incorporation)	(IRS Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda
(Address of principal executive offices) (zip code)

(441) 292-1510

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Exchangeable Notes Offering

As previously disclosed, on February 9, 2023, Nabors Industries, Inc. (“NII”), a wholly owned subsidiary of Nabors Industries Ltd. (“NIL”), and NIL entered into a purchase agreement (the “Purchase Agreement”) under which NII agreed to sell $225,000,000 aggregate principal amount of its 1.750% Exchangeable Senior Notes due June 15, 2029 (the “Firm Notes”) to Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, Citigroup Global Markets, Inc., HSBC Securities (USA) Inc., Academy Securities Inc. and Nomura Securities International, Inc. (collectively, the “Initial Purchasers”). In addition, NII granted certain of the Initial Purchasers a 30-day option to purchase up to an additional $25,000,000 in aggregate principal amount of the 1.750% Exchangeable Senior Notes due June 15, 2029 (the “Option Notes” and, together with the Firm Notes, the “Exchangeable Notes”) on the same terms and conditions. This option was exercised in full on February 10, 2023.

The Exchangeable Notes are fully and unconditionally guaranteed by NIL. The closing of the sale of the Exchangeable Notes occurred on February 14, 2023. NII received net proceeds, after deducting commissions and estimated offering expenses, of approximately $242.2 million from the sale of the Exchangeable Notes. NIL intends to use the net proceeds from the offering to redeem all of its outstanding 9.00% senior priority guaranteed notes due February 2025. Any excess proceeds will be used for general corporate purposes, which may include the repayment of other indebtedness.

The Exchangeable Notes were sold in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Exchangeable Notes were issued pursuant to an indenture, dated as of February 14, 2023 (the “Indenture”), among NII, as issuer, NIL, as guarantor and Wilmington Trust, National Association, as trustee.

The Exchangeable Notes are general unsecured obligations of NII and bear interest at a rate of 1.750% per year payable semi-annually in arrears in cash on June 15 and December 15, beginning on December 15, 2023. The Exchangeable Notes mature on June 15, 2029, unless earlier repurchased, redeemed or exchanged. NIL’s guarantee of the Exchangeable Notes is a general unsecured obligation of NIL.

The exchange rate will initially be 4.7056 common shares of NIL per $1,000 principal amount of the Exchangeable Notes (equivalent to an initial exchange price of approximately $212.51 per common share of NIL). The exchange rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or upon our issuance of a notice of redemption the exchange rate will increase for a holder who elects to exchange its Exchangeable Notes in connection with such a corporate event or redemption in certain circumstances.

Prior to the close of business on the business day immediately preceding December 15, 2028, holders will be entitled to exchange their Exchangeable Notes for common shares of NIL only upon satisfaction of one or more of the following conditions: (1) during any fiscal quarter commencing after the fiscal quarter ending June 30, 2023 (and only during such fiscal quarter), if the closing sale price of the common shares of NIL for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than 130% of the applicable exchange price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Exchangeable Notes for each trading day of the measurement period was less than 98% of the product of the closing sale price of NIL’s common shares and the applicable exchange rate on such trading day; (3) with respect to the Exchangeable Notes called (or deemed called) for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after December 15, 2028, a holder may exchange all or any portion of its Exchangeable Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, regardless of the foregoing conditions. NII will settle exchanges of the Exchangeable Notes by paying or causing to be delivered, as the case may be, cash, common shares of NIL or a combination of cash and such common shares, at its election.

The Exchangeable Notes will be redeemable, in whole or in part, at NII’s option at any time, and from time to time, on or after June 15, 2026 and on or before the 22nd scheduled trading day immediately before the maturity date, at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption, only if the last reported sale price per share of the common shares exceeds 130% of the exchange price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading days immediately before the date NII sends the related redemption notice; and (2) the trading day immediately before the date NII sends such notice. NII may redeem the Exchangeable Notes at its option, in whole but not in part, if NII or NIL have, or on the next interest payment date would, become obligated to pay to the holder of any Exchangeable Notes additional amounts as a result of certain tax-related events at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, including any additional amounts, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the Indenture) occurs, subject to certain conditions, holders may require NII to repurchase for cash any or all of their Exchangeable Notes at a repurchase price equal to 100% of the principal amount of the Exchangeable Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Indenture contains customary dilution provisions as well as adjustment provisions in connection with exchanges under certain corporate events or a redemption.

A copy of the Indenture is included in this Form 8-K as Exhibit 4.1 and incorporated herein by reference. The summary description of the Indenture in this report is qualified in its entirety by reference to Exhibit 4.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

To the extent that any common shares of NIL are issued upon exchange of the Exchangeable Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) of the Securities Act thereof, because no commission or other remuneration is expected to be paid in connection with exchange of the Exchangeable Notes and any resulting issuance of common shares of NIL.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of February 14, 2023 by and among Nabors Industries, Inc., Nabors Industries Ltd., as Guarantor and Wilmington Trust, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: February 14, 2023	By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated as of February 14, 2023 by and among Nabors Industries, Inc., Nabors Industries Ltd., as Guarantor and Wilmington Trust, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)